Exhibit 23.2


                     [Letterhead of PricewaterhouseCoopers]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 1999, except for the number of shares issued and related earnings per share data which are as of May 26, 2000, relating to the financial statements, which appears in Global Sources Ltd.'s Form 20-F for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers


Hong Kong

May 31, 2001